SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: January 22, 2004

SOUTHERN STATES POWER COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28567	94-3350291
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4505 Allstate Drive, Suite 108

Riverside, Ca 92501

(Address of principal executive offices)

Registrant's telephone number, including area code: (909) 367-2463

_______________________________________________

(Former name or former address, if changed since last report)

Item 5. Other Information

Southern States Power Company, Inc. today announced that the Company has finalized an agreement to acquire 51% of the outstanding and issued stock of SunAmp Power Company, Inc., a leading regional solar energy provider with approximate gross revenues of $1.2 million in 2003.

Under the terms of the Stock Purchase Agreement, Southern States will issue its common stock for a majority of the stock of SunAmp, with the ability to periodically purchase the remainder of the stock of SunAmp as it invests in SunAmp over the next 18 months.

Southern States also has set February 23, 2004, as the date for its annual shareholders' meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN STATES POWER COMPANY, INC.

January 22, 2004              /s/ Harrison A. McCoy, III

Date                                   Harrison A. McCoy, III, President